Exhibit 99 (N)(1)

February 3, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 3, 2011 on our review of interim financial information of Apollo Investment Corporation (the "Company") for the six month period ended September 30, 2011 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2011 is included in its Registration Statement on Form N-2, dated February 3, 2012.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017